                                                                                                            Exhibit 99(b)

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Idaho Power Company (the "Company") on Form 10-Q for the quarter ended March 31, 2003 as filed with the Securities and Exchange Commission on or about the date hereof (the "Report"), we, Jan B. Packwood, Chief Executive Officer of the Company and Darrel T. Anderson, Vice President, Chief Financial Officer and Treasurer of the Company, certify that:

(1)               The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Jan B. Packwood	/s/Darrel T. Anderson
Jan B. Packwood	Darrel T. Anderson
Chief Executive Officer	Vice President, Chief Financial
May 7, 2003	Officer and Treasurer
May 7, 2003

A signed original of this written statement required by Section 906 has been provided to Idaho Power Company and will be retained by Idaho Power Company and furnished to the Securities and Exchange Commission or its staff upon request.